Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-130622, 333-117823, 333-114048, 333-52696 and 333-66047), Form S-4 (No. 333-116881) and Form S-8 (No. 33-71346, 33-71350, 33-80213, 33-80215, 333-16349, 333-28971, 333-86117, 333-86119, 333-39084, 333-55222, 333-55224, 333-72154, 333-91392, 333-91394, 333-101698,  333-108294, 333-121387, 333-121388 and 333-125444) of Medarex, Inc. of our report dated February 8, 2005 relating to the financial statements of Genmab A/S, which appears in this Form 10-K.

PricewaterhouseCoopers
Statsautoriseret Revisionsinteressentskab
Copenhagen, Denmark
10 March 2006

/s/ JENS RODER
State Authorized Public Accountant